UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2020

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 27, 2020, Charles & Colvard, Ltd. (the “Company”), posted a statement on its website that, due to a mandated stay-at-home order by Wake County, North Carolina in response to the COVID-19 pandemic, and for the health and well-being of its employees, the Company has suspended its distribution and fulfillment operations from its corporate headquarters through April 16, 2020, and initiated a work from home policy for all non-essential employees. The Company will resume its distribution and fulfillment operations from North Carolina on April 17, 2020 or as otherwise notified by government authorities that it is safe to return to work.

The Company encouraged its customers and community to continue to explore, share, shop, and purchase moissanite jewelry on its website and referenced its policies related to purchases during this time.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding the Company’s future and projections relating to its products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, the Company’s actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, the impact of a public health crisis or disease outbreak, epidemic or pandemic, such as the recent novel coronavirus on our business; the Company’s dependence on increased consumer acceptance, growth of sales of its products, and operational execution of its strategic initiatives; the impact of the execution of the Company’s business plans on our liquidity; intense competition in the worldwide jewelry industry; the financial difficulties or insolvency of one or more of the Company’s major customers and their willingness and ability to market the Company’s products; certain risks due to the Company’s international operations, distribution channels and vendors; general economic and market conditions, including the current economic environment; dependence on a limited number of distributor and retail partners in the Company’s Traditional segment; the Company’s ability to fulfill orders on a timely basis; dependence on the Company’s exclusive supply agreement with Cree, Inc. for the supply of the Company’s silicon carbide crystals for the foreseeable future; inaccuracies in assumptions, estimates and data the Company uses to calculate certain of its key operating metrics; the Company’s ability to maintain compliance with The Nasdaq Stock Market’s continued listing requirements; quality control challenges from time to time that can result in lost revenue and harm to the Company’s brands and reputation; the potential impact of seasonality on the Company’s business; the impact of natural disasters and other events beyond the Company’s control on its operations; the pricing of precious metals, which is beyond the Company’s control; the Company’s current customers’ potential perception of it as a competitor in the finished jewelry business; the impact of significant changes in e-commerce opportunities, technology, or models; the risk of a failure of the Company’s information technology infrastructure or a failure to protect confidential information against security breaches; the Company’s ability to protect its intellectual property; the potential adverse impact of negative or inaccurate information on social media; the failure to evaluate, implement, and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in the Company’s charter documents, in addition to the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that the Company makes in the reports that it files with the SEC that discuss other factors relevant to the Company’s business.

The information contained in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

March 27, 2020	By:	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer